NON-QUALIFIED STOCK OPTION

AWARD AGREEMENT

        Effective as of    [Date]   (“Grant Date”), the Company hereby grants to    [Director]    certain rights to purchase up to: [# of Shares] total Option Shares for $[Price] per Share until    [Date]    (“Expiration Date”) on the Terms of this Agreement, the attached Terms, and the 2004 Sypris Equity Plan (“Plan”).

        Intending to be legally bound by all such Terms, I acknowledge the sole authority of the Committee to interpret such Terms. I have received and had an opportunity to review, with the benefit of any legal counsel of my choosing: the Plan, the attached Terms and this Award Agreement.

SYPRIS SOLUTIONS, INC.

By: ________________________________ Name: ______________________________ Title: _______________________________

PARTICIPANT

Signature: __________________________

Name: _____________________________

Title: ______________________________

STANDARD TERMS OF AWARDS
GRANTED UNDER THE
2004 SYPRIS EQUITY PLAN (“PLAN”)
PURSUANT TO THE
DIRECTORS COMPENSATION PROGRAM

1.     Awards – The “Awards” granted hereby are non-qualified Options, subject to the terms of the Plan, these Terms and an Award Agreement duly executed by the Participant and the Company.

2.     Options – Initially, each “Option” is the right to purchase one Option Share at the Option Price, from its grant date until its Expiration Date (subject to adjustments per Article VI of the Plan). Options must be exercised with 48 hours advance written notice, unless waived by the Company.

3.     Option Price – The “Option Price” is the closing price per Option Share on the Grant Date and is payable to the Company in cash or any other method of payment authorized by the Committee in its discretion, which may include Stock (valued as the closing price per Share on the exercise date) or vested Options (valued as the closing price per Share on the exercise date, less the Option Price), in each case in accordance with applicable Rules.

4.     Option Shares – Initially, each “Option Share” is one Share of the Common Stock (subject to adjustments per the Plan). Option Shares may be certificated upon request, with any legends required by applicable Rules. Participants may vote, and receive dividends on, any Shares acquired upon exercise of Options.

5.     Vesting – One hundred percent of each Award shall vest immediately on the Grant Date.

6.     Expiration Date – Each Option’s “Expiration Date” will be the tenth anniversary of its Grant Date.

7.     No Forfeiture – Each Option will remain exercisable through its Expiration Date regardless of any termination of services, disability or death.

8.     No Other Rights – The Awards include no other rights beyond those expressly provided in the Plan, these Terms or the Award Agreement. Awards are non-assignable and non-transferable, except by will or the laws of descent and distribution, unless otherwise approved by the Committee.

9.     Definitions – Unless otherwise specified, all capitalized terms herein shall have the meanings assigned to them in the Plan or in the Award Agreement.